Press Release


PULASKI FINANCIAL TO HOST FIRST QUARTER RESULTS CONFERENCE CALL & WEBCAST ON JANUARY 24TH AT 11 AM EST


ST. LOUIS, JANUARY 10, 2006 -- Pulaski Financial Corp. (Nasdaq: PULB), parent of Pulaski Bank, will host its fiscal first quarter 2006 results conference call on Tuesday, January 24, at 11 a.m. EST. Results are scheduled to be released before the market opens that day.

     AUDIO
     Dial in number: 877-407-4018
     Note: Participants should dial in a few minutes prior to start time.

     WEBCAST
     Website link: http://www.viavid.net/detailpage.aspx?sid=00002C4A
     Live then archived for 3 months

     REPLAY
     Dial in number: 877-660-6853
     Account: 3055
     Conference ID: 186803
     Available until: February 7, 2006


Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full-line of quality retail-banking products through seven full-service banks. The company's website can be accessed at http://www.pulaskibankstl.com. Visit the shareholder information page for useful and comparative data.